DocuSign Envelope ID: CFC5DE88-28FD-4E43-8570-2556B2ADAEBA 10 March

DocuSign Envelope ID: CFC5DE88-28FD-4E43-8570-2556B2ADAEBA

DocuSign Envelope ID: CFC5DE88-28FD-4E43-8570-2556B2ADAEBA

DocuSign Envelope ID: CFC5DE88-28FD-4E43-8570-2556B2ADAEBA Mike Donovan VP, Operations

DocuSign Envelope ID: CFC5DE88-28FD-4E43-8570-2556B2ADAEBA

DocuSign Envelope ID: CFC5DE88-28FD-4E43-8570-2556B2ADAEBA

SIXTH AMENDMENT TO COMMERCIAL LEASE

This Sixth Amendment to Commercial Lease (this "Amendment") is made and entered into to be effective as of the 10 day of March, 2023 (the "Effective Date"), by and between Ja-Cole, L.P., a Texas limited partnership ("Landlord") and Axogen Corporation, a Florida corporation ("Tenant").

I. RECITALS

A. Landlord and Tenant are parties to that certain Commercial Lease (the "Original Lease") dated April 21, 2015, as amended by that certain Amendment No. 1 to Boone Business Park Commercial Lease (the "First Amendment") dated to be effective April 21, 2015, 2nd Amendment to the Commercial Lease effective November 1, 2016 (the "Second Amendment"), Commercial Lease Amendment effective January 1, 2019 (the "Third Amendment"), Commercial Lease Amendment effective May 1, 2019 (the "Fourth Amendment"), and the Commercial Lease Amendment dated February 1, 2022 (the "Fifth Amendment") covering certain premises located at 300 Boone Rd., Suites 1 – 6, Burleson, Texas (the "Leased Premises"). The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment, and any addenda is hereinafter collectively referred to as the "Lease".

B. Landlord and Tenant desire to amend the Lease as hereinafter provided in this Amendment.

C. All capitalized terms in this Amendment shall be defined as set forth in the Lease, except as otherwise expressly provided herein.

D. In consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree to the matters set forth in this Amendment.

II. AGREEMENT

1. Landlord's Consent to Tenant's Alterations. Subject to Tenant's duty to restore the Leased Premises as hereafter provided, Landlord hereby consents to Tenant's proposed remodel of the Leased Premises which shall consist of the removal of (i) the demising walls between the suites of the Leased Premises, (ii) the restrooms located in Suites 1 and 6 of the Leased Premises and (iii) construction of gang restrooms between Suites 2 and 3 and Suites 4 and 5 of the Leased Premises (collectively, "Tenant's Alterations"), as depicted on the demolition plan attached hereto and incorporated herein for all purposes as Exhibit "A".

a. Prior to beginning work on Tenant's Alterations, Tenant shall furnish to Landlord for review and approval: plans and specifications; names of proposed contractors; copies of contracts; necessary permits and approvals; and evidence of contractors' and subcontractors' insurance as specified hereinafter. Within five (5) days after Landlord receives such information,

Landlord will notify Tenant whether the plans are "approved" or "disapproved" by marking such on the plans and/or documents furnished by Tenant and delivering the plans and/or documents back to Tenant. Landlord will not unreasonably withhold approval of the plans and/or documents. If Landlord does not notify Tenant of a disapproval within the time specified, the plans and/or will be deemed approved.

b. Except for Tenant's restoration duty as set forth in Section II (2) of this Amendment, and any alterations which Landlord requires removal by written notice to Tenant prior to the expiration of the Term, Tenant's Alterations shall become a part of the Leased Premises realty and the Property of Landlord and shall not be removed by Tenant. Material changes to the plans and specifications must also be submitted to Landlord for its approval. The foregoing requirements may be waived by Landlord. Landlord's waiver on one occasion shall not waive Landlord's right to enforce such requirements on any other occasion.

c. Alterations shall be constructed in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, and governmental orders and regulations. Landlord may designate reasonable rules, regulations and procedures for the performance of Tenant's Alterations in the building (the "Building") in which the Leased Premises is located and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Tenant's Alterations may be performed. Upon completion of Tenant's Alterations, Tenant shall furnish "as-built" plans, completion affidavits, full and final waivers of liens, receipts and bills covering all labor and materials. Tenant shall assure that Tenant's Alterations comply with all insurance requirements and applicable laws, rules and ordinances.

d. Tenant shall cause its contractor completing Tenant's Alterations to provide certificates of insurance for worker's compensation, including a waiver of subrogation in favor of Landlord and its agents, employees, contractors and property managers (collectively, "Landlord Parties"), and commercial general liability in an amount equal to $2,000,000, including a provision of additional insured status for Landlord Parties.

e. Tenant guarantees that Tenant will pay all costs of any liability related to the construction of Tenant's Alterations and further guarantees the lien-free completion of Tenant's Alterations against the Leased Premises and Property as a result of services or materials provided to the Leased Premises at Tenant's request. Tenant may not create or place any lien or encumbrance, of any kind, upon the Leased Premises or Property that encumbers Landlord's interest in the Leased Premises or Property. Tenant shall indemnify and save and hold Landlord harmless from all damages, costs or expenses, including reasonable attorney's fees that may arise from any claims, encumbrances or liens asserted, filed or threatened against the Leased Premises, Building or the Property as a result of services or materials provided to the Leased Premises in connection with Tenant's Alternations. Tenant shall give Landlord immediate written notice of any lien or encumbrance placed against the Leased Premises, the Building or Property. If Tenant causes a lien or encumbrance to be filed against the Property or Leased Premises, Tenant will within 20 days after receipt of notice of such filing: (1) pay the lien and have the lien released of

record; or (2) take action to discharge the lien. Tenant will provide Landlord a copy of any release Tenant obtains pursuant to this paragraph.

2. Tenant's Restoration Duty. As a condition to Landlord's consent to Tenant's Alterations, upon expiration or termination of this Lease, Tenant shall except as expressly provided hereafter, restore the Leased Premises to its pre-alteration condition, including, without limitation, construction of (i) restrooms in Suites 1 and 6 of the Leased Premises and (ii) demising walls between Suites 1 and 2, 3 and 4, and 5 and 6, as illustrated on the construction plan attached hereto and incorporated herein for all purposes as Exhibit "B". Tenant shall not be required to reconstruct demising walls between Suites 2 and 3 and 4 and 5 of the Leased Premises. The gang restrooms constructed by Tenant shall remain in the Leased Premises at termination. The Leased Premises and all Tenant's Alterations shall be delivered to Landlord at termination in the condition required under the Lease and to the extent applicable, in good working order.

3. Binding Effect. This Amendment shall be legally binding upon the parties, their successors and/or assigns. Each of the undersigned represents and warrants that the person executing this Amendment on behalf of each party has the full power and authority to so bind such party to the terms of this Amendment and the Lease.

4. Lease Ratified as Amended. Landlord and Tenant hereby ratify and affirm the Lease, except as amended hereby. The Lease, as amended hereby, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter herein.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be original, but all of which shall constitute one instrument. Execution and delivery of this Amendment by exchange of email (.pdf) copies bearing the signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such copies shall constitute enforceable original documents.

[*Signatures follow*]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

LANDLORD:

JA-COLE, L.P.,
a Texas limited partnership

By: Dorr Investments, L.L.C.,
a Texas limited liability company,
its General Partner

By: Rob Orr
Name: Rob ORR
Title: president

TENANT:

AXOGEN CORPORATION,
a Florida corporation

By: Mike Donovan
Name: Mike Donovan
Title: VP, Operations

Exhibit "A"

Demolition Plan

Exhibit "B"

Construction Plan